Exhibit 10.6

RADIAN GROUP INC.

2008 EQUITY COMPENSATION PLAN

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT, dated August 7, 2008, is delivered by Radian Group Inc., a Delaware corporation (the “Company”), to «Name», an employee of the Company or one of its Subsidiaries (the “Grantee”).

RECITALS

WHEREAS, the Radian Group Inc. 2008 Equity Compensation Plan (the “2008 Plan”) provides for the grant of stock options to employees, officers, consultants and advisors of the Company to purchase shares of Common Stock of the Company, par value $.001 per share (“Shares”), in accordance with the terms and provisions of the 2008 Plan.

WHEREAS, the Compensation and Human Resources Committee (the “Committee”), appointed by the Board of Directors of the Company to administer the 2008 Plan, has determined that it would be to the advantage and in the best interest of the Company to make the grant provided for herein as an inducement for the Grantee to continue as an employee of the Company and to promote the best interests of the Company and its stockholders.

WHEREAS, the applicable provisions of the 2008 Plan are incorporated in this Stock Option Agreement by reference, including the definitions of terms contained in the 2008 Plan (unless such terms are otherwise defined herein).

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Option.

Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Committee, hereby grants to the Grantee:

A non-qualified option to purchase «Shares» Shares at an option price of $2.48 per Share (the “Option”). This Option shall vest and become exercisable in installments, the Grantee having the right hereunder to purchase from the Company, on and after the following dates, the following number of Shares:

Date	Shares;
August 7, 2011:	«Number Equal to 50% of Award» Shares; and
August 7, 2012:	an additional « Number Equal to 50% of Award» Shares.

The right of the Grantee to purchase Shares subject to any vested installment may be exercised in whole at any time, or in part from time to time, prior to termination of the Option pursuant to Section 3 hereof. No installment shall vest after the Grantee ceases to be an employee of the Company for any reason. Any Option shall become 100% vested at the earliest of (i) the Grantee’s Retirement, (ii) the Grantee’s death or Disability, (iii) five years from the date of this grant, or (iv) the occurrence of a Change of Control, provided the Grantee is an Eligible Participant at such time.

2. Restrictions on Exercise.

During the Grantee’s lifetime, exercise of the Option shall be solely by the Grantee (or his or her legal guardian or legal representative) and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the 2008 Plan) solely by the legal representatives of the Grantee, or by the person or persons who acquire the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option was outstanding as of the date of the Grantee’s death.

3. Termination of Option.

The Option granted and subsequently vested hereunder shall terminate at the earlier of: (i) one (1) year after the termination of the Grantee’s employment with the Company due to an involuntary termination by the Company without Cause, (ii) ninety (90) days after the Grantee’s voluntary termination of employment with the Company, or (iii) seven years from the date of grant. In the event of the Retirement, Disability or death of the Grantee, the outstanding Option may be exercised by the Grantee (or the Grantee’s legal guardian or legal representative) at any time pursuant to the terms and conditions specified in the 2008 Plan and prior to the expiration of the Option exercise term above.

4. Exercise Procedures.

The Grantee may exercise the Option with respect to all or any part of the Shares then subject to such exercise by giving the Corporate Secretary or Assistant Corporate Secretary of the Company written notice of intent to exercise on a form specified by the Company and in the manner provided in Section 12 hereof. Such notice shall indicate the request to exercise the Option, and with respect to the Option, shall specify the number of Shares desired to be exercised and the exercise price of the Option. The Shares so purchased will be issued and delivered to the person entitled thereto at the Company’s corporate headquarters in Philadelphia, Pennsylvania or, at the Company’s sole discretion, by book entry into a brokerage or other account designated by the Company for such purpose, against payment by the Grantee of the applicable exercise price in cash, or in any other manner permitted by the 2008 Plan and approved by the Committee, including by authorizing a third party to sell Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any tax withholding resulting from such exercise.

The obligation of the Company to deliver Shares upon exercise of the option shall be subject to all applicable laws, rules, regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including, among other things, such steps as the General Counsel of the Company shall deem necessary or appropriate to comply with relevant securities laws and regulations. All obligations of the Company hereunder shall be subject to the rights of the Company as set forth in the 2008 Plan to withhold amounts required to be withheld for any taxes. If the Grantee fails to accept delivery of, or to pay for, any of the Shares specified in such notice upon tender of delivery thereof, the Grantee’s right to purchase such undelivered Shares may be terminated, at the sole discretion of the Committee.

5. Certain Corporate Changes.

If the Company is consolidated or merged with another corporation, the Grantee, at the time of issuance of Shares upon full or partial exercise of the Option, shall be entitled to receive the same number and kind of shares, or the same amount of other property, cash or securities as the Grantee would have been entitled to receive upon the happening of such consolidation or merger if the Grantee had been, immediately prior to such event, the holder of the number of Shares as to which the option is being exercised, adjusted in the manner provided in the 2008 Plan; provided, that if the Company shall not be the surviving corporation, the surviving corporation shall substitute therefore a substantially equivalent number and kind of its shares of stock or other property, cash or securities.

6. Non-Transferability of Option.

During the Grantee’s lifetime, any Option shall be exercisable only by the Grantee (or his or her guardian or legal representative), and neither any Option nor any right hereunder shall be assignable or otherwise transferable except by will or by the laws of descent and distribution or except as otherwise permitted by the 2008 Plan, nor shall any Option be subject to attachment, execution or other similar process. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of any Option or any right hereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate any Option by notice to the Grantee and the Option and all rights hereunder shall thereupon become null and void.

7. Transferability of Nonqualified Stock Options.

Notwithstanding the foregoing, the Committee may provide that a Grantee may transfer non-qualified stock options to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

8. Employment Not Affected.

Neither the granting of the Option, nor any other action taken with respect to such Option, shall confer upon the Grantee any right to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate Grantee’s employment at any time.

9. Income Taxes; Withholding.

The Company shall not deliver Shares in respect of the exercise of any Option unless and until the Grantee has made arrangements satisfactory to the Committee to satisfy applicable withholding tax obligations. The Company shall have the right to deduct an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld with respect to the exercise of any Option.

10. No Stockholder Rights.

Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to any Option, except to the extent that certificates for such Shares shall have been issued upon the exercise of the Option as provided for herein (or an appropriate book entry has been made). Except as described in the 2008 Plan or Section 5 above, no adjustments are made for dividends or other right if the applicable record date occurs before Grantee’s shares are issued (or an appropriate book entry has been made).

11. Cancellations or Amendment.

This Option may be canceled or amended by the Committee, in whole or in part, in accordance with the applicable terms of the 2008 Plan.

12. Notice.

Any notice to the Company provided for in this Stock Option Agreement shall be addressed to it in care of the Corporate Secretary of the Company, 1601 Market Street, Philadelphia, Pennsylvania 19103-2197, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing in accordance with this Section 12. Subject to Section 16 below, any notice provided for hereunder shall be delivered by hand, sent by telecopy or electronic mail or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage and registry fee prepaid in the United States mail or other mail delivery service. Notice to the Company shall be deemed effective upon receipt.

13. Grantee’s Securities Law Representations.

If the Committee shall deem it appropriate by reason of any securities law, it may require that the Grantee upon exercise in whole or in part of the any Option, represent to the Company and agree in writing that the purchase of the Shares is for investment purposes only and not with a view to distribution. The Committee may require that any share certificates be inscribed with a legend restricting transfer in accordance with applicable securities law requirements.

14. Incorporation of Plan by Reference; Nature of Option.

This grant is made pursuant to the terms of 2008 Plan, the terms of which are incorporated herein by reference, and shall in all respects be interpreted in accordance therewith. This Option is designated as a non-qualified stock option under the Code and is not intended to qualify as an incentive stock option under the terms of Section 422 of the Code. This Option shall be interpreted and construed in all respects as a non-qualified stock option under the Code. The Committee shall interpret and construe the Option pursuant to the terms of the 2008 Plan, and its decisions shall be conclusive upon any question arising hereunder. The granting and exercise of the Option and the payment of dividends or other distributions are subject to the provisions of the 2008 Plan and to interpretations, regulations and determinations concerning the 2008 Plan as established from time to time by the Committee in accordance with the provisions of the 2008 Plan. A copy of the 2008 Plan will be furnished to each Grantee upon request. Additional copies may be obtained from the Corporate Secretary of the Company, 1601 Market Street, Philadelphia, Pennsylvania 19103-2197.

15. Governing Law.

The validity, construction, interpretation and effect of this instrument shall exclusively be governed by, and determined in accordance with, the laws of the State of Delaware, without reference to the principles of conflicts of laws thereunder.

16. Electronic Delivery.

By executing this Stock Option Agreement, Grantee hereby consents to the delivery of information (including without limitation, information required to be delivered to the Grantee pursuant to the applicable securities laws) regarding the Company, the 2008 Plan, the Option and the Shares via the Company’s electronic mail system or other electronic delivery system.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, Radian Group Inc. has caused its duly authorized officer to execute and attest this instrument, and the Grantee has placed his or her signature hereon, effective as of the date of the grant set forth above.

RADIAN GROUP INC.

By:	/s/ Richard I. Altman
Richard I. Altman

Agreed to and Accepted By:

«Name»

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